UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 16, 2017

Bellerophon Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36845	47-3116175
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

184 Liberty Corner Road, Suite 302 Warren, New Jersey	07059
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 574-4770

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)
On March 10, 2017, the Board of Directors of Bellerophon Therapeutics, Inc. (the "Company") appointed Megan Schoeps as Principal Financial Officer of the Company, effective as of March 10, 2017. Ms. Schoeps has served as the Controller of the Company since February 2016 and, prior to that, its Assistant Controller from June 2015 to February 2016. Prior to joining the Company, Ms. Schoeps served as Manager, Financial Reporting at Actavis plc from September 2013 to May 2015. Previously, from April 2013 to September 2013, Ms. Schoeps was a Business Planning and Analysis Manager at Novartis Consumer Health and from October 2009 to April 2013, Ms. Schoeps was Manager, Financial Reporting then Senior Manager, Financial Planning & Analysis at Warner Chilcott. Prior to Warner Chilcott, Ms. Schoeps was an auditor with PricewaterhouseCoopers LLP. Ms. Schoeps holds a Bachelor's degree from Rutgers, The State University of New Jersey.

In May 2015, the Company entered into an offer letter with Ms. Schoeps in connection with the commencement of her employment as the Assistant Controller of the Company. The letter provides that Ms. Schoeps is employed at will, and either the Company or Ms. Schoeps may terminate the employment relationship for any reason, at any time. The letter provides that Ms. Schoeps is entitled to a $145,000 base salary, subject to annual review by the Company. Following the end of each calendar year, Ms. Schoeps is eligible to receive an annual bonus for such calendar year in accordance with the terms of the Company's management incentive program, calculated as a percentage of her annual base salary. Ms. Schoeps target bonus percentage for the 2015 calendar year was 25%.

Effective February 1, 2016, Ms. Schoeps was promoted to Controller of the Company. In connection with this promotion Ms. Schoeps annual base salary was increased to $150,000 and her target bonus percentage for the 2016 calendar year remained 25%.

Ms. Schoeps did not receive additional compensation upon her appointment as Principal Financial Officer of the Company.

Ms. Schoeps has no family relationships with any of the executive officers or directors of the Company. There are no arrangements or understandings between Ms. Schoeps and any other person pursuant to which she was elected as an officer of the Company.

The foregoing description of the offer letter is a summary of the material terms thereof and is qualified in its entirety by the complete text of the offer letter, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit Number	Description of Exhibit
10.1	Offer Letter, dated May 14, 2015, between Megan Schoeps and the Registrant

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELLEROPHON THERAPEUTICS, INC.

Date: March 16, 2017	By:	/s/ Megan Schoeps
Name: Megan Schoeps Title: Principal Financial Officer

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